EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON MARCH 28, 2019 FROM ENERGYQUEST II, LLC

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of
Empire Petroleum Corporation

Report on the Statements of Revenues and Direct Operating Expenses

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties Empire Petroleum Corporation purchased on March 28, 2019 from EnergyQuest II, LLC. (the Properties) for the years ended December 31, 2018 and 2017 (collectively, the financial statements), and the related notes to the statements of revenues and direct operating expenses.

Management's Responsibility for the Statements of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2018 and 2017, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the statements of revenues and direct operating expenses, the accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8K/A Amendment No. 1 of Empire Petroleum Corporation and are not intended to be a complete presentation of the results of the operations of the Properties.  Our opinion is not modified with respect to this matter.

Tulsa, Oklahoma
July 17, 2019

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON MARCH 28, 2019 FROM ENERGYQUEST II, LLC

	For the years ended December 31,
	2018	2017
Oil and natural gas revenues	$6,905,014	$5,208,876
Severance taxes	474,333	363,294
Lease operating expenses	4,051,783	3,801,977
Total direct operating expenses	4,526,116	4,165,271

Excess of revenues over direct operating expenses	$2,378,898	$1,043,605

See notes to statements of revenues and direct operating expenses.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON MARCH 28, 2019 FROM ENERGYQUEST II, LLC

Note 1 – The Properties

On March 28, 2019, Empire North Dakota LLC, a wholly owned subsidiary of Empire Petroleum Corporation ("Empire" or the "Company"), closed on the purchase of oil and gas properties (the "Properties") from EnergyQuest II, LLC ("EnergyQuest") under a Purchase and Sale Agreement (the "Agreement") for a purchase price of $5,418,653.  The effective date of the transaction was January 1, 2019.

The oil and gas properties purchased from EnergyQuest include 184 wells in Montana and North Dakota currently producing approximately 375 barrels of oil equivalent (BOE) per day, and Empire will operate 139 wells.

Note 2 – Basis of Presentation

During the periods presented, the Properties were accounted for by EnergyQuest using the accrual basis of accounting.  The Properties purchased were only a portion of the total oil and gas properties owned by EnergyQuest.  Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles and required under Rule 8-04 of Securities and Exchange Commission ("SEC") Regulation S-X do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Empire's net working interest in the Properties for the years ended December 31, 2018 and 2017.  The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and gas properties acquired and do not represent all the operations and administrative activities of EnergyQuest, the other owners, or other third-party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  Such costs were not separately allocated to the Properties in the accounting records.  The financial statements presented are not indicative of the results of operations of the Properties going forward due to changes in the business, including the price of oil and gas and inclusion of the aforementioned expenses.

Empire reviewed events occurring after the date of the latest financial statement which could affect the Properties' financial position and/or results of operations for the period. Empire reviewed and evaluated events through July 17, 2019 the date these financial statements were available to be issued.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates.  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period and in the disclosure of contingencies.  Actual results could differ from those estimates.

Revenue Recognition and Natural Gas Balancing.  Sales of oil and natural gas are recorded when the title of the oil and natural gas production passes to the customer, net of royalties, discounts and allowances, as applicable.  Taxes assessed by governmental authorities on oil and natural gas sales are presented separately from such revenues and included in severance tax expense in the statements of revenues and direct operating expenses.

Direct Operating Expenses.  Direct operating expenses are recognized when incurred and consists of direct expenses of operating the Properties.  The direct operating expenses include lease operating, processing and transportation expenses and severance taxes.

Note 4 – Commitments and Contingencies

Empire is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

Note 5 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)
The following reserve estimates present the Company's estimate of the proven natural gas and oil reserves and net cash flow of the Properties, in accordance with the guidelines established by the SEC.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas and oil properties.  Accordingly, the estimates are expected to change as future information becomes available.  All the oil and natural gas reserves are located in Montana and North Dakota.
Reserve Quantity Information
Proved oil and natural gas reserves are those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well.  Proved undeveloped reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.  Below are the net quantities of net proved developed and undeveloped reserves of the Properties:
	As of December 31,
	2018		2017
	Oil (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas (MMcf)
Proved reserves:
Beginning of year	1,888	39	1,417	—
Revision of estimates	1,128	(17)	607	43
Production	(130)	(5)	(136)	(4)

End of year	2,886	17	1,888	39

Proved developed producing reserves:
Beginning of year	1,637	39	1,286	—

End of year	1,911	17	1,637	39

Proved undeveloped:
Beginning of year	251	—	131	—

End of year	975	—	251	—

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to oil and natural gas reserves and associated changes in standard measure amounts were prepared in accordance with the provision of Financial Accounting Standard Board ASC 932-235-555.  Future cash inflows were computed by applying average prices of oil and natural gas for the last 12 months to estimated future production.  Future production and development costs were computed by estimating the expenditures to be incurred in developing the oil and natural gas reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.  Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted cash flows.  Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the acquired Properties' oil and natural gas reserves.  Standard measure amounts are:

	2018	2017
Future cash inflows	$118,311,220	$76,078,609
Future production costs	(56,021,490)	(37,665,268)
Future development costs	(14,900,000)	(4,031,830)

Future net cash flows	47,389,730	34,381,511
10% annual discount for timing of cash flows	(31,342,360)	(18,604,277)

Standardized Measure	$16,047,370	$15,777,234

The 12-month average prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Properties' reserves. The prices for the Properties' reserves were as follows:

	2018	2017
Representative NYMEX prices:
Natural gas (MMBtu)	$3.25	$3.29
Oil (Bbl)	$52.91	$38.11

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows:

	2018	2017
Standardized measure – beginning of year	$15,777,234	$5,825,120

Sales of oil and gas production	(2,378,898)	(1,043,605)
Changes in price and production costs	764,906	5,947,041
Changes in estimated development costs	(3,680,239)	(917,774)
Accretion of discount	(1,577,723)	(582,512)
Revision of quantity estimates	8,216,090	5,722,590
Timing and other	(1,074,000)	826,374
Change in standardized measure	270,136	9,952,114

Standardized measure – end of year	$16,047,370	$15,777,234

Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of natural gas and oil may differ materially from the amounts estimated.